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                                                                    EXHIBIT 99.1

                               INTELISPAN, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

      FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [______], 2001

     The undersigned hereby appoints TRAVIS L. PROVOW and JAMES D. SHOOK, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Intelispan, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Company's office at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005 on [______],
[______], 2001 at 10:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED "FOR" PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE THEREWITH.

     The shareholder named herein hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus relating to the Special Meeting and hereby revokes any proxy or proxies heretofore given. The shareholder named herein may revoke this proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

                           (continued on other side)
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                      SPECIAL MEETING OF SHAREHOLDERS OF

                               INTELISPAN, INC.

                                [       ], 2001

                           -------------------------

                                 PROXY VOTING
                                 INSTRUCTIONS

                           -------------------------


TO VOTE BY MAIL
---------------
Please date, sign, and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. Have your control number and the proxy card available when you call.


TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS

[x] Please mark your votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Proposal  1.  To approve the Agreement and Plan of Merger by and among
              McLeodUSA Incorporated, Iguana Acquisition Corporation, and Intelispan, Inc. dated March 17, 2001.

           [ ]  FOR              [ ]  AGAINST           [ ]  ABSTAIN

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.




Signature         Dated:        , 2001                     Dated:        , 2001
         --------       --------                                 --------
                     Signature if held jointly

NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustee, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.